EXHIBIT 99.1
Blue Hills Bancorp, Inc. Reports Second Quarter Earnings

NORWOOD, Mass.--(BUSINESS WIRE)-Blue Hills Bancorp, Inc. (the “Company” or "Blue Hills Bancorp") (NASDAQ: BHBK), the parent of Blue Hills Bank (the "Bank"), today announced net income of $1,358,000, or $0.05 per diluted share, for the second quarter of 2016 compared to net income of $1,667,000, or $0.07 per diluted share, for the first quarter of 2016 and net income of $1,699,000, or $0.06 per diluted share for the second quarter of 2015. For the six months ended June 30, 2016, net income was $3,025,000, or $0.12 per diluted share, versus net income of $3,005,000, or $0.11 per diluted share, for the six months ended June 30, 2015.

Commenting on the Company's results, William Parent, President and Chief Executive Officer of Blue Hills Bancorp, said "The second quarter reflected the ongoing progression of the Bank’s strategy of diversified growth.  We had strong direct origination volume across our residential mortgage, commercial business and commercial real estate lending platforms matched with continued progress in core deposit growth driven by de novo branches and growing commercial and municipal relationships.  The addition of experienced lenders to our residential lending team has been paying off with strong growth in mortgage banking revenue and our asset based lending and government banking teams are already contributing.  While these initiatives are progressing strongly, they do put short-term pressure on our ability to generate operating leverage, which is important to our earnings strategy.  We will be closely managing that impact going forward."

BALANCE SHEET
Compared to March 31, 2016, total assets grew $79 million, or 4%, to $2.2 billion at June 30, 2016. The increase was due to loan growth as total loans increased $98 million, or 6%, to $1.7 billion at June 30, 2016 driven mainly by higher levels of residential mortgage loans and commercial real estate loans. The growth in loans was partially offset by a $33 million, or 14%, decline in available-for-sale securities reflecting sales during the quarter.

Compared to June 30, 2015, total assets increased $396 million, or 22%. Loans also drove the growth in total assets in this comparison, increasing $415 million, or 33%. By category, residential mortgages were up $165 million, or 32%; commercial real estate loans were up $161 million, or 36%; construction loans increased $46 million, or 77%; commercial business loans were up $27 million, or 18%; and home equity loans increased $16 million, or 24%. In the second quarter of 2016, commercial loans (real estate and non-real estate combined) totaling $109 million were added to the balance sheet with over half related to commercial business loans versus the prior year where commercial real estate and construction accounted for the vast majority of the growth. Residential mortgage loan originations were $126 million in the second quarter of 2016, up 60% from the second quarter of 2015, as the expanded origination team gained traction.

The combined balance of available-for-sale and held-to-maturity securities at June 30, 2016 was $401 million. Securities available for sale were $432 million at June 30, 2015. The decline reflects sales of securities during the second quarter of 2016. As previously disclosed, on July 31, 2015 the Company reclassified almost $200 million of securities available for sale to the held-to-maturity designation. Held-to-maturity investments are investments that management has the positive intent and ability to hold to maturity.

Compared to March 31, 2016, deposits grew $116 million, or 8%, to $1.6 billion at June 30, 2016. The increase from the first quarter of 2016 was driven by increases in municipal and commercial deposits. By category, the growth was mainly reflected in money market deposits which were up $98 million. All other deposit categories had minor changes. The increase in deposits enabled the Company to fund loan growth and reduce short-term borrowings by $40 million from March 31, 2016.

Compared to June 30, 2015, deposits grew $327 million, or 26% and included growth in all customer segments (consumer, small business, commercial and municipal). By category, the most significant increase in customer deposits was seen in money market deposits, which were up $210 million. Brokered deposits were also up $75 million, while short and long-term borrowings grew $35 million and $50 million, respectively, from the end of the second quarter of 2015. The increase in these categories helped support the growth in the loan portfolio.

Stockholders’ equity was $392 million at June 30, 2016 compared to $394 million at March 31, 2016 and $414 million at June 30, 2015. The decline in stockholders' equity from a year ago reflects share repurchases, as well as the payment of common stock dividends, and a lower level of accumulated other comprehensive income that was due, in part, to a drop in the value of available-for-sale securities. These declines were partially offset by $7.2 million of earnings over the past four quarters.

In late February 2016, the Company announced the completion of its first stock repurchase program pursuant to which the Company bought back 1,423,340 shares of its common stock. At the same time, the Board of Directors authorized a second repurchase program for up to 1,119,000 shares of common stock. During the second quarter of 2016, the Company repurchased 386,900 shares of stock under the second program at an average price of $14.27 for a total cost of $5.5 million. This brings total repurchases under both programs over the past four quarters to 2,046,240 shares at an average price of $14.12 for a total cost of $28.9 million. The Company had 496,100 shares remaining to repurchase at June 30, 2016 under the second repurchase program.

NET INTEREST AND DIVIDEND INCOME
Net interest and dividend income was $13.3 million in the second quarter of 2016, up $115 thousand, or 1%, from $13.2 million in the first quarter of 2016. Net interest margin declined to 2.56% in the second quarter of 2016 from 2.61% in the first quarter of 2016. Net interest and dividend income on a fully taxable equivalent basis was $13.4 million in the second quarter of 2016, up $105 thousand, or 1%, from $13.3 million in the first quarter of 2016. Net interest margin on a fully taxable equivalent basis declined to 2.58% in the second quarter of 2016 from 2.62% in the first quarter of 2016. Included in net interest income and margin is a $203,000 accelerated bond premium amortization on the Agribank note redemption. The table shown below provides a reconciliation of reported to adjusted net interest and dividend income and margin for the last five quarters. Commentary which follows the table will focus on changes in adjusted net interest income and margin.

(Unaudited, dollars in thousands)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Net Interest Income
Reported net interest income	$13,316	$13,201	$14,572	$13,205	$11,115
FTE adjustment	77	87	87	88	87
Reported net interest income (FTE)	13,393	13,288	14,659	13,293	11,202
Mutual fund dividends	—	(21)	(2,066)	(1,509)	(43)
Purchase accounting accretion	(133)	(127)	(303)	(142)	(268)
Accelerated bond amortization-Agribank note redemption	203	—	—	—	—
Adjusted net interest income (FTE) (1)	$13,463	$13,140	$12,290	$11,642	$10,891

Net Interest Margin
Reported net interest margin	2.56%	2.61%	3.03%	2.94%	2.63%
FTE adjustment	0.02	0.01	0.01	0.02	0.02
Reported net interest margin (FTE)	2.58	2.62	3.04	2.96	2.65
Mutual fund dividends (2)	0.05	0.06	(0.36)	(0.27)	0.06
Purchase accounting accretion (2)	(0.03)	(0.03)	(0.07)	(0.03)	(0.07)
Accelerated bond amortization-Agribank note redemption	0.04	—	—	—	—
Adjusted net interest margin (FTE)(1)	2.64%	2.65%	2.61%	2.66%	2.64%

(1) Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully taxable equivalent basis. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons.

(2) Note: In calculating the net interest margin impact of mutual fund dividends and purchase accounting accretion, average earning assets were adjusted to remove the average balances associated with each item. In quarters where mutual fund dividend income is low, the removal of the dividend and its related average balance has a positive impact on the adjusted net interest margin. Management believes this adjusted net interest margin is useful because of the volatility or non-recurring nature of certain items from quarter to quarter.

Adjusted net interest and dividend income on a fully tax equivalent basis increased $323,000, or 3%, to $13.5 million in the second quarter of 2016 compared to the first quarter of 2016. The increase was mainly driven by a $66 million, or 4.2%, increase in average loans due mainly to higher levels of residential mortgages, commercial real estate loans, and construction loans. This improvement was partially offset by a one basis point decline in adjusted net interest margin to 2.64% in the second quarter of 2016 as loan and deposit yields remain under pressure in the current low rate and competitive environment.

Compared to the second quarter of 2015, adjusted net interest and dividend income on a fully taxable equivalent basis increased $2.6 million, or 24%, while adjusted net interest margin was flat at 2.64%. As was the case in the linked quarter comparison, the growth in adjusted net interest and dividend income was mainly due to a higher level of average loans which were up $412 million, or 34%, from the second quarter of last year. All categories of loans increased led by residential mortgages and commercial real estate loans.

In 2015 and 2014, The Company received mutual funds dividends in the second half of each year, totaling $3.6 million and $3.5 million, respectively. The Company believes mutual fund dividends could be meaningfully lower in the second half of 2016 than in either of the past two years.

NONINTEREST INCOME
Noninterest income was $2.8 million in the second quarter of 2016, up $1.4 million, or 104%, from $1.4 million in the first quarter of 2016. The increase was mainly due to the following factors:

•
Mortgage banking revenue was $531,000 in the second quarter, up $287,000, or 118%, from the first quarter. Mortgage originations nearly doubled from the first quarter and the revenue improvement was mainly due to a higher level of gains on the sale of loans.

•	The Company recorded net securities gains of $664,000 in the second quarter compared to losses of $244,000 in the first quarter.

•
Miscellaneous income improved to income of $128,000 in the second quarter from an expense of $183,000 in the first quarter. The improvement in miscellaneous income was mainly due to a higher level of income received on CRA-qualified SBIC investments in the second quarter. In addition, and as has been the case in most quarters, miscellaneous income is impacted by the portfolio of commercial loan customer back to back interest rate swap contracts where customers opt to convert their loans from floating to fixed rate via interest rate swaps. While fee income from these contracts is recorded to loan level derivative fee income, GAAP dictates that the Company must mark these contracts to fair value over the life of each swap and these valuation marks are reflected in miscellaneous income. The Company recorded negative credit valuation marks in both the first and second quarters as interest rates declined and the negative marks were higher in the second quarter. While these interest rate marks create quarterly volatility in operating results, barring unforeseen credit-related circumstances there is no net impact to earnings over the life of each contract.

•	The second quarter included $209,000 of bank-owned life insurance death benefit gains.

•
Partially offsetting these improvements, loan level derivative fee income was $322,000 in the second quarter compared to $639,000 in the first quarter. Revenue in this category can be volatile since it is a function of the amount of commercial loans that customers opt to convert from floating to fixed rate via interest rate swaps in any given quarter.

Compared to the second quarter of 2015, noninterest income increased $334,000, or 14%. The increase was primarily due to higher mortgage banking revenue, securities gains, and bank-owned life insurance death benefit gains partially offset by declines in loan level derivative fee income and miscellaneous income. The latter was impacted by the Company recording negative credit valuation marks on commercial loan customer interest rate swap contracts in the second quarter of 2016 compared to positive marks in the second quarter of 2015.

NONINTEREST EXPENSE
During the first half of 2016, the Company continued to execute on its investment spending plans to further its transformation into a full service community bank and enhance the overall value of the franchise. Noninterest expense was $25.0 million in the first half of 2016, up $3.7 million, or 17%, from the first half of 2015. A substantial portion of the increase comes from expenses related to the Equity Incentive Plan, the Westwood branch, which was opened in the fourth quarter of 2015, the expansion of the mortgage banking business, as in-house residential mortgage loan originations increased 79% in the first half of 2016 compared to the first half of 2015, the on boarding of new asset based lending and municipal banking businesses, accelerated advertising spending, and merit salary increases.

Noninterest expense was $12.9 million in the second quarter of 2016, up $867,000, or 7%, from the first quarter of 2016. Salaries and benefits expense increased $253,000 as the number of full-time equivalent employees grew by 12 during the second quarter to 231 at June 30, 2016. The growth included new hires as well as the impact of seasonality. Professional fees are volatile from quarter to quarter and increased $197,000 from the first quarter (although they were relatively flat with the second quarter of 2015). In addition, advertising expense grew $187,000 due to accelerated programs versus prior periods.

Compared to the second quarter of 2015, noninterest expense increased $2.3 million, or 21%. A major factor driving this increase was the recording of $1.2 million of expense in the second quarter of 2016 related to the awards under the Equity Incentive Plan. Approximately 80% of the expense related to the Equity Incentive Plan is included in salaries and benefits expense and the remainder in directors' fees. Also contributing to the growth in expense were franchise expansion, which included the opening of a new branch in Westwood in the fourth quarter of 2015 as well as new loan and mortgage production offices, the on boarding of new asset based lending and municipal banking businesses, accelerated advertising spending, and merit increases.

ASSET QUALITY
The provision for loan losses, which in all quarters reflects management’s assessment of risks inherent in the loan portfolio, was a $1.1 million charge in the second quarter of 2016 compared to a credit of $27,000 in the first quarter of 2016 and a $544,000 charge in the second quarter of 2015. The increase in the provision from the first quarter is due to the following factors:

•
The establishment of a specific reserve of $558,000 in the second quarter of 2016 against loans to one commercial customer. The Company has a full commercial relationship with this customer, including an owner occupied commercial real estate loan and loans to finance other business assets. The loans were placed on nonaccrual during the second quarter of 2016.

•
The reversal of the remainder of specific reserves originally established in the fourth quarter of 2015 against loans secured by one income property as the credit situation improved. The amount of the reserve reversal in the first quarter was $290,000 higher than in the second quarter which caused an increase in the loan loss provision in the second quarter. The loan remained on nonaccrual at June 30, 2016.

•	Loan growth impacts the level of provision needed each quarter and an increase in loan growth to 6% in the second quarter from 3% in the first quarter resulted in a higher provision.

The allowance for loan losses as a percentage of total loans was 1.07% at June 30, 2016. This was unchanged from March 31, 2016 and down slightly from 1.08% at June 30, 2015. The Company had net loan charge-offs of $19,000 in the second quarter of 2016 compared to net charge-offs of $90,000 in the first quarter of 2016 and net charge-offs of $5,000 in the second quarter of 2015.

Nonperforming assets were $15.0 million at June 30, 2016 compared to $10.9 million at March 31, 2016 and $4.9 million at June 30, 2015. At June 30, 2016, more than half of the nonperforming assets total related to the two commercial loans mentioned above and the vast majority of the remainder were residential mortgage loans. Nonperforming assets as a percentage of total assets were 0.67% at June 30, 2016, 0.51% at March 31, 2016 and 0.27% at June 30, 2015.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood MA, had assets of $2.2 billion at June 30, 2016 and operates 11 branch offices in Brookline, Dedham, Hyde Park, Milton, Nantucket, Norwood, West Roxbury, and Westwood, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The Bank's three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer and commercial deposit and loan products to Eastern Massachusetts through a growing branch network and eCommerce channels. The Bank offers commercial business and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Blue Hills Bank has been serving area residents for over 140 years. For more information about Blue Hills Bank, visit the Blue Hills web site at www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media and Investor Contact:
William Parent, 617-360-6520

Blue Hills Bancorp, Inc.
Consolidated Balance Sheets

(Unaudited, dollars in thousands)				% Change
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016 vs. March 31, 2016	June 30, 2016 vs. June 30, 2015
Assets
Cash and due from banks	$13,710	$13,852	$10,162	(1.0)%	34.9%
Short term investments	29,485	18,157	43,240	62.4%	(31.8)%
Total cash and cash equivalents	43,195	32,009	53,402	34.9%	(19.1)%
Securities available for sale, at fair value	204,973	237,669	431,827	(13.8)%	(52.5)%
Securities held to maturity, at amortized cost	196,454	196,578	—	(0.1)%	NM
Federal Home Loan Bank stock, at cost	12,833	16,137	11,702	(20.5)%	9.7%
Loans held for sale	6,097	3,926	1,833	55.3%	232.6%
Loans:
1-4 family residential	675,952	621,801	510,406	8.7%	32.4%
Home equity	81,649	80,571	65,735	1.3%	24.2%
Commercial real estate	608,669	586,151	448,125	3.8%	35.8%
Construction	107,049	92,481	60,553	15.8%	76.8%
Total real estate loans	1,473,319	1,381,004	1,084,819	6.7%	35.8%
Commercial business	178,112	168,976	151,012	5.4%	17.9%
Consumer	33,707	36,977	33,995	(8.8)%	(0.8)%
Total loans	1,685,138	1,586,957	1,269,826	6.2%	32.7%
Allowance for loan losses	(18,079)	(16,985)	(13,777)	6.4%	31.2%
Loans, net	1,667,059	1,569,972	1,256,049	6.2%	32.7%
Premises and equipment, net	20,136	20,099	18,969	0.2%	6.2%
Accrued interest receivable	5,640	5,588	4,878	0.9%	15.6%
Goodwill and core deposit intangible	11,125	11,443	12,541	(2.8)%	(11.3)%
Net deferred tax asset	8,958	8,774	7,015	2.1%	27.7%
Bank-owned life insurance	31,558	31,883	31,100	(1.0)%	1.5%
Other assets	32,733	28,150	15,251	16.3%	114.6%
Total assets	$2,240,761	$2,162,228	$1,844,567	3.6%	21.5%
Liabilities and Stockholders' Equity
NOW and demand	$298,178	$285,391	$268,126	4.5%	11.2%
Regular savings	274,866	283,586	291,628	(3.1)%	(5.7)%
Money market	506,251	408,591	296,539	23.9%	70.7%
Certificates of deposit	339,415	329,012	310,365	3.2%	9.4%
Brokered money market	45,231	46,673	23,759	(3.1)%	90.4%
Brokered certificates of deposit	136,965	131,352	83,705	4.3%	63.6%
Total deposits	1,600,906	1,484,605	1,274,122	7.8%	25.6%
Short-term borrowings	130,000	170,000	95,000	(23.5)%	36.8%
Long-term debt	85,000	85,000	35,000	—%	142.9%
Other liabilities	32,903	29,067	26,704	13.2%	23.2%
Total liabilities	1,848,809	1,768,672	1,430,826	4.5%	29.2%
Common stock	265	269	285	(1.5)%	(7.0)%
Additional paid-in capital	255,781	260,041	281,164	(1.6)%	(9.0)%
Unearned compensation- ESOP	(20,876)	(21,065)	(21,635)	(0.9)%	(3.5)%
Retained earnings	157,714	157,090	152,728	0.4%	3.3%
Accumulated other comprehensive income (loss)	(932)	(2,779)	1,199	(66.5)%	(177.7)%
Total stockholders' equity	391,952	393,556	413,741	(0.4)%	(5.3)%
Total liabilities and stockholders' equity	$2,240,761	$2,162,228	$1,844,567	3.6%	21.5%

Blue Hills Bancorp, Inc.
Consolidated Balance Sheet Trend

(Unaudited, dollars in thousands)	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Assets
Cash and due from banks	$13,710	$13,852	$10,932	$9,447	$10,162
Short term investments	29,485	18,157	22,366	11,533	43,240
Total cash and cash equivalents	43,195	32,009	33,298	20,980	53,402
Securities available for sale, at fair value	204,973	237,669	231,690	231,697	431,827
Securities held to maturity, at amortized cost	196,454	196,578	200,141	197,632	—
Federal Home Loan Bank stock, at cost	12,833	16,137	13,567	11,702	11,702
Loans held for sale	6,097	3,926	12,877	21,423	1,833
Loans:
1-4 family residential	675,952	621,801	602,138	541,382	510,406
Home equity	81,649	80,571	77,633	73,494	65,735
Commercial real estate	608,669	586,151	559,609	497,217	448,125
Construction	107,049	92,481	79,386	54,283	60,553
Total real estate loans	1,473,319	1,381,004	1,318,766	1,166,376	1,084,819
Commercial business	178,112	168,976	182,536	163,971	151,012
Consumer	33,707	36,977	39,075	36,855	33,995
Total loans	1,685,138	1,586,957	1,540,377	1,367,202	1,269,826
Allowance for loan losses	(18,079)	(16,985)	(17,102)	(15,082)	(13,777)
Loans, net	1,667,059	1,569,972	1,523,275	1,352,120	1,256,049
Premises and equipment, net	20,136	20,099	20,015	19,485	18,969
Accrued interest receivable	5,640	5,588	5,344	5,174	4,878
Goodwill and core deposit intangible	11,125	11,443	11,785	12,151	12,541
Net deferred tax asset	8,958	8,774	10,665	8,368	7,015
Bank-owned life insurance	31,558	31,883	31,626	31,358	31,100
Other assets	32,733	28,150	20,060	22,348	15,251
Total assets	$2,240,761	$2,162,228	$2,114,343	$1,934,438	$1,844,567
Liabilities and Stockholders' Equity
NOW and demand	$298,178	$285,391	$288,143	$284,720	$268,126
Regular savings	274,866	283,586	287,344	288,597	291,628
Money market	506,251	408,591	368,050	341,588	296,539
Certificates of deposit	339,415	329,012	311,978	310,424	310,365
Brokered money market	45,231	46,673	41,807	33,924	23,759
Brokered certificates of deposit	136,965	131,352	136,527	85,705	83,705
Total deposits	1,600,906	1,484,605	1,433,849	1,344,958	1,274,122
Short-term borrowings	130,000	170,000	205,000	115,000	95,000
Long-term debt	85,000	85,000	55,000	45,000	35,000
Other liabilities	32,903	29,067	21,665	21,868	26,704
Total liabilities	1,848,809	1,768,672	1,715,514	1,526,826	1,430,826
Common stock	265	269	276	282	285
Additional paid-in capital	255,781	260,041	269,078	276,730	281,164
Unearned compensation- ESOP	(20,876)	(21,065)	(21,255)	(21,445)	(21,635)
Retained earnings	157,714	157,090	155,918	153,969	152,728
Accumulated other comprehensive income (loss)	(932)	(2,779)	(5,188)	(1,924)	1,199
Total stockholders' equity	391,952	393,556	398,829	407,612	413,741
Total liabilities and stockholders' equity	$2,240,761	$2,162,228	$2,114,343	$1,934,438	$1,844,567

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income - Quarters

(Unaudited, dollars in thousands, except share data)	Quarters Ended			% Change
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016 vs. March 31, 2016	June 30, 2016 vs. June 30, 2015
Interest and fees on loans	$14,138	$13,603	$10,759	3.9%	31.4%
Interest on securities	2,037	2,295	2,237	(11.2)%	(8.9)%
Dividends	155	139	112	11.5%	38.4%
Other	26	26	22	—%	18.2%
Total interest and dividend income	16,356	16,063	13,130	1.8%	24.6%
Interest on deposits	2,484	2,292	1,745	8.4%	42.3%
Interest on borrowings	556	570	270	(2.5)%	105.9%
Total interest expense	3,040	2,862	2,015	6.2%	50.9%
Net interest and dividend income	13,316	13,201	11,115	0.9%	19.8%
Provision (credit) for loan losses	1,113	(27)	544	NM	104.6%
Net interest and dividend income, after provision for loan losses	12,203	13,228	10,571	(7.7)%	15.4%
Deposit account fees	307	317	335	(3.2)%	(8.4)%
Interchange and ATM fees	393	347	377	13.3%	4.2%
Mortgage banking	531	244	83	117.6%	539.8%
Loan level derivative fee income	322	639	770	(49.6)%	(58.2)%
Realized securities gains (losses), net	664	(244)	267	(372.1)%	148.7%
Bank-owned life insurance income	257	257	252	—%	2.0%
Bank-owned life insurance death benefit gains	209	—	—	NM	NM
Miscellaneous	128	(183)	393	(169.9)%	(67.4)%
Total noninterest income	2,811	1,377	2,477	104.1%	13.5%
Salaries and employee benefits	7,138	6,885	5,641	3.7%	26.5%
Occupancy and equipment	1,653	1,619	1,464	2.1%	12.9%
Data processing	803	761	843	5.5%	(4.7)%
Professional fees	678	481	667	41.0%	1.6%
Advertising	719	532	562	35.2%	27.9%
FDIC deposit insurance	352	346	253	1.7%	39.1%
Directors' fees	399	338	93	18.0%	329.0%
Amortization of core deposit intangible	318	342	414	(7.0)%	(23.2)%
Other general and administrative	875	764	723	14.5%	21.0%
Total noninterest expense	12,935	12,068	10,660	7.2%	21.3%
Income before income taxes	2,079	2,537	2,388	(18.1)%	(12.9)%
Provision for income taxes	721	870	689	(17.1)%	4.6%
Net income	$1,358	$1,667	$1,699	(18.5)%	(20.1)%

Earnings per common share:
Basic	$0.06	$0.07	$0.06
Diluted	$0.05	$0.07	$0.06
Weighted average shares outstanding:
Basic	24,575,211	25,066,086	26,293,560
Diluted	24,699,794	25,132,441	26,293,560

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income-Year to Date

(Unaudited, dollars in thousands, except share data)	Year to Date
	June 30, 2016	June 30, 2015	% Change
Interest and fees on loans	$27,741	$21,186	30.9%
Interest on securities	4,332	4,373	(0.9)%
Dividends	294	212	38.7%
Other	52	41	26.8%
Total interest and dividend income	32,419	25,812	25.6%
Interest on deposits	4,776	3,508	36.1%
Interest on borrowings	1,126	524	114.9%
Total interest expense	5,902	4,032	46.4%
Net interest and dividend income	26,517	21,780	21.7%
Provision for loan losses	1,086	823	32.0%
Net interest and dividend income, after provision for loan losses	25,431	20,957	21.3%
Deposit account fees	624	668	(6.6)%
Interchange and ATM fees	740	703	5.3%
Mortgage banking	775	184	321.2%
Loan level derivative fee income	961	774	24.2%
Realized securities gains, net	420	1,585	(73.5)%
Bank-owned life insurance income	514	505	1.8%
Bank-owned life insurance death benefit gains	209	—	NM
Miscellaneous	(55)	242	(122.7)%
Total noninterest income	4,188	4,661	(10.1)%
Salaries and employee benefits	14,023	11,130	26.0%
Occupancy and equipment	3,272	2,962	10.5%
Data processing	1,564	1,662	(5.9)%
Professional fees	1,159	1,299	(10.8)%
Advertising	1,251	1,062	17.8%
FDIC deposit insurance	698	545	28.1%
Directors' fees	737	217	239.6%
Amortization of core deposit intangible	660	851	(22.4)%
Other general and administrative	1,639	1,558	5.2%
Total noninterest expense	25,003	21,286	17.5%
Income before income taxes	4,616	4,332	6.6%
Provision for income taxes	1,591	1,327	19.9%
Net income	$3,025	$3,005	0.7%

Earnings per common share:
Basic	$0.12	$0.11
Diluted	$0.12	$0.11
Weighted average shares outstanding:
Basic	24,817,260	26,284,201
Diluted	24,912,729	26,284,201

Blue Hills Bancorp Inc.
Consolidated Statements of Net Income - Trend
	Quarters Ended
(Unaudited, dollars in thousands, except share data)	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Interest and fees on loans	$14,138	$13,603	$12,647	$11,509	$10,759
Interest on securities	2,037	2,295	2,228	2,227	2,237
Dividends	155	139	2,183	1,673	112
Other	26	26	13	9	22
Total interest and dividend income	16,356	16,063	17,071	15,418	13,130
Interest on deposits	2,484	2,292	2,093	1,926	1,745
Interest on borrowings	556	570	406	287	270
Total interest expense	3,040	2,862	2,499	2,213	2,015
Net interest and dividend income	13,316	13,201	14,572	13,205	11,115
Provision (credit) for loan losses	1,113	(27)	1,949	1,318	544
Net interest and dividend income, after provision (credit) for loan losses	12,203	13,228	12,623	11,887	10,571
Deposit account fees	307	317	327	319	335
Interchange and ATM fees	393	347	378	430	377
Mortgage banking	531	244	46	52	83
Loan level derivative fee income	322	639	833	513	770
Realized securities gains (losses), net	664	(244)	145	238	267
Bank-owned life insurance income	257	257	268	258	252
Bank-owned life insurance death benefit gains	209	—	—	—	—
Miscellaneous	128	(183)	327	(116)	393
Total noninterest income	2,811	1,377	2,324	1,694	2,477
Salaries and employee benefits	7,138	6,885	5,849	5,591	5,641
Occupancy and equipment	1,653	1,619	1,688	1,617	1,464
Data processing	803	761	909	939	843
Professional fees	678	481	780	610	667
Advertising	719	532	776	620	562
FDIC deposit insurance	352	346	192	262	253
Directors' fees	399	338	315	112	93
Amortization of core deposit intangible	318	342	366	390	414
Other general and administrative	875	764	1,073	707	723
Total noninterest expense	12,935	12,068	11,948	10,848	10,660
Income before income taxes	2,079	2,537	2,999	2,733	2,388
Provision for income taxes	721	870	587	923	689
Net income	$1,358	$1,667	$2,412	$1,810	$1,699

Earnings per common share:
Basic	$0.06	$0.07	$0.09	$0.07	$0.06
Diluted	$0.05	$0.07	$0.09	$0.07	$0.06
Weighted average shares outstanding:
Basic	24,575,211	25,066,086	25,500,755	26,183,381	26,293,560
Diluted	24,699,794	25,132,441	25,554,961	26,183,381	26,293,560

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited, dollars in thousands)	Quarters Ended
	June 30, 2016			March 31, 2016			June 30, 2015
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$1,635,256	$14,191	3.49%	$1,569,240	$13,656	3.50%	$1,223,681	$10,812	3.54%
Securities (1)	419,685	2,080	1.99	430,015	2,368	2.21	429,348	2,332	2.18
Other interest earning assets and FHLB stock	36,584	162	1.78	36,723	126	1.38	42,832	73	0.68
Total interest-earning assets	2,091,525	16,433	3.16%	2,035,978	16,150	3.19%	1,695,861	13,217	3.13%
Non-interest-earning assets	100,104			100,534			92,390
Total assets	$2,191,629			$2,136,512			$1,788,251

Interest-bearing liabilities
NOW	$139,100	$16	0.05%	$135,367	$16	0.05%	$123,904	$14	0.05%
Regular savings	276,451	233	0.34	286,533	251	0.35	298,850	292	0.39
Money market	479,564	983	0.82	430,989	846	0.79	297,903	471	0.63
Certificates of deposit	458,328	1,252	1.10	435,574	1,179	1.09	371,150	968	1.05
Total interest-bearing deposits	1,353,443	2,484	0.74	1,288,463	2,292	0.72	1,091,807	1,745	0.64
Borrowings	271,242	556	0.82	277,857	570	0.83	134,362	270	0.81
Total interest-bearing liabilities	1,624,685	3,040	0.75%	1,566,320	2,862	0.73%	1,226,169	2,015	0.66%
Non-interest-bearing deposits	145,171			147,961			130,276
Other non-interest-bearing liabilities	27,513			26,471			16,091
Total liabilities	1,797,369			1,740,752			1,372,536
Stockholders' equity	394,260			395,760			415,715
Total liabilities and stockholders' equity	$2,191,629			$2,136,512			$1,788,251

Net interest and dividend income (FTE)		13,393			13,288			11,202
Less: FTE adjustment		(77)			(87)			(87)
Net interest and dividend income (GAAP)		$13,316			$13,201			$11,115

Net interest rate spread (FTE)			2.41%			2.46%			2.47%
Net interest margin (FTE)			2.58%			2.62%			2.65%
Total deposit cost			0.67%			0.64%			0.57%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 34%.

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited, dollars in thousands)	Year to Date
	June 30, 2016			June 30, 2015
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$1,602,248	$27,847	3.50%	$1,201,323	$21,282	3.57%
Securities (1)	424,850	4,448	2.11	425,740	4,553	2.16
Other interest earning assets and FHLB stock	36,654	288	1.58	46,696	143	0.62
Total interest-earning assets	2,063,752	32,583	3.17%	1,673,759	25,978	3.13%
Non-interest-earning assets	100,319			94,894
Total assets	$2,164,071			$1,768,653

Interest-bearing liabilities
NOW	$137,234	$32	0.05%	$123,070	$28	0.05%
Regular savings	281,492	484	0.35	299,986	611	0.41
Money market	455,276	1,829	0.81	297,633	979	0.66
Certificates of deposit	446,951	2,431	1.09	362,364	1,890	1.05
Total interest-bearing deposits	1,320,953	4,776	0.73	1,083,053	3,508	0.65
Borrowings	274,549	1,126	0.82	121,530	524	0.87
Total interest-bearing liabilities	1,595,502	5,902	0.74%	1,204,583	4,032	0.67%
Non-interest-bearing deposits	146,566			128,108
Other non-interest-bearing liabilities	26,993			20,858
Total liabilities	1,769,061			1,353,549
Stockholders' equity	395,010			415,104
Total liabilities and stockholders' equity	$2,164,071			$1,768,653

Net interest and dividend income (FTE)		26,681			21,946
Less: FTE adjustment		(164)			(166)
Net interest and dividend income (GAAP)		$26,517			$21,780

Net interest rate spread (FTE)			2.43%			2.46%
Net interest margin (FTE)			2.60%			2.64%
Total deposit cost			0.65%			0.58%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 34%.

Blue Hills Bancorp, Inc.
Average Balances - Trend
(Unaudited, dollars in thousands)	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Interest-earning assets
Total loans	$1,635,256	$1,569,240	$1,449,494	$1,316,514	$1,223,681
Securities	419,685	430,015	427,752	429,667	429,348
Other interest earning assets and FHLB stock	36,584	36,723	33,222	34,061	42,832
Total interest-earning assets	2,091,525	2,035,978	1,910,468	1,780,242	1,695,861
Non-interest-earning assets	100,104	100,534	91,732	89,085	92,390
Total assets	$2,191,629	$2,136,512	$2,002,200	$1,869,327	$1,788,251

Interest-bearing liabilities
NOW	$139,100	$135,367	$134,162	$128,298	$123,904
Regular savings	276,451	286,533	287,003	289,236	298,850
Money market	479,564	430,989	397,998	348,658	297,903
Certificates of deposit	458,328	435,574	396,552	392,170	371,150
Total interest-bearing deposits	1,353,443	1,288,463	1,215,715	1,158,362	1,091,807
Borrowings	271,242	277,857	207,446	135,554	134,362
Total interest-bearing liabilities	1,624,685	1,566,320	1,423,161	1,293,916	1,226,169
Non-interest-bearing deposits	145,171	147,961	154,872	142,328	130,276
Other non-interest-bearing liabilities	27,513	26,471	21,878	20,368	16,091
Total liabilities	1,797,369	1,740,752	1,599,911	1,456,612	1,372,536
Stockholders' equity	394,260	395,760	402,289	412,715	415,715
Total liabilities and stockholders' equity	$2,191,629	$2,136,512	$2,002,200	$1,869,327	$1,788,251

Blue Hills Bancorp, Inc.
Yield Trend
(Unaudited, dollars in thousands)	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Interest-earning assets
Total loans (1)	3.49%	3.50%	3.48%	3.48%	3.54%
Securities (1)	1.99%	2.21%	4.03%	3.54%	2.18%
Other interest earning assets and FHLB stock	1.78%	1.38%	1.33%	1.23%	0.68%
Total interest-earning assets	3.16%	3.19%	3.56%	3.46%	3.13%

Interest-bearing liabilities
NOW	0.05%	0.05%	0.06%	0.05%	0.05%
Regular savings	0.34%	0.35%	0.36%	0.37%	0.39%
Money market	0.82%	0.79%	0.73%	0.69%	0.63%
Certificates of deposit	1.10%	1.09%	1.08%	1.05%	1.05%
Total interest-bearing deposits	0.74%	0.72%	0.68%	0.66%	0.64%
Borrowings	0.82%	0.83%	0.78%	0.84%	0.81%
Total interest-bearing liabilities	0.75%	0.73%	0.70%	0.68%	0.66%

Net interest rate spread (FTE)	2.41%	2.46%	2.86%	2.78%	2.47%
Net interest margin (FTE)	2.58%	2.62%	3.04%	2.96%	2.65%
Total deposit cost	0.67%	0.64%	0.61%	0.59%	0.57%
(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 34%.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	Quarters Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Performance Ratios (annualized)

Basic EPS	$0.06	$0.07	$0.09	$0.07	$0.06
Diluted EPS	$0.05	$0.07	$0.09	$0.07	$0.06

Return on average assets (ROAA)	0.25%	0.31%	0.48%	0.38%	0.38%

Return on average equity (ROAE)	1.39%	1.69%	2.38%	1.74%	1.64%

Return on average tangible common equity (ROATCE) (1)	1.43%	1.75%	2.45%	1.79%	1.7%

Efficiency Ratio	80%	83%	70%	73%	78%
(1) Average tangible common equity equals average total equity less goodwill and intangibles.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	Year to Date
	June 30, 2016	June 30, 2015
Performance Ratios (annualized)

Basic and diluted EPS	$0.12	$0.11

Return on average assets (ROAA)	0.28%	0.34%

Return on average equity (ROAE)	1.54%	1.46%

Return on average tangible common equity (ROATCE) (1)	1.53%	1.51%

Efficiency Ratio	81%	81%
(1) Average tangible common equity equals average total equity less goodwill and intangibles.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited, dollars in thousands, except share data)	At or for the Quarters Ended			At or for the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Asset Quality
Nonperforming Assets	$14,983	$10,941	$4,938	$14,983	$4,938
Nonperforming Assets/Total Assets	0.67%	0.51%	0.27%	0.67%	0.27%
Allowance for Loan Losses/Total Loans	1.07%	1.07%	1.08%	1.07%	1.08%
Net Charge-offs	$19	$90	$5	$109	$19
Annualized Net Charge-offs/Average Loans	—%	0.02%	—%	0.01%	—%
Allowance for Loan Losses/ Nonperforming Loans	121%	155%	279%	121%	279%

Capital/Other
Common shares outstanding	27,397,842	27,786,642	28,466,813
Book value per share	$14.31	$14.16	$14.53
Tangible book value per share	$13.90	$13.75	$14.09
Tangible Common Equity/Tangible Assets (2)	17.08%	17.77%	21.9%
Full-time Equivalent Employees	231	219	203

(2) Tangible common equity equals total equity less goodwill and intangibles, Tangible assets equals total assets less goodwill and intangibles.